Exhibit (h)(1)

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of [            ], 2021 by and between BlackRock Hedge Fund Guided Portfolio Solution, a Delaware statutory trust (the “Trust”), and BlackRock Investments, LLC, a Delaware limited liability company (the “Distributor”).

W I T N E S S E T H:

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end, management investment company, and it is affirmatively in the interest of the Trust to continuously offer its common shares of beneficial interest, par value $0.001 per share (“Shares”), for sale as described in the Prospectus (as defined below) and to appoint one or more distributors for the purpose of facilitating such offers and sales; and

WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries including, without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund share markets (“financial intermediaries”); and

WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Shares and the provision of ongoing investor services to investors in the Shares.

NOW THEREFORE, the parties agree as follows:

Section 1.     Appointment of the Distributor; Offering.

(a)     Subject to the terms and conditions of this Agreement, the Trust hereby appoints the Distributor as its exclusive distributor in connection with the continuous offering of the Shares, and the Distributor hereby accepts such appointment.

(b)     The Distributor agrees to use its reasonable best efforts to sell, as agent for the Trust, from time to time during the term of this Agreement, Shares to investors upon the terms described in the Prospectus, and use its reasonable best efforts to assist the Trust in obtaining performance by each prospective investor who submits a Subscription Agreement for the subscription for and purchase of Shares (the “Subscription Agreement”), if required. As used herein, the term “Prospectus” shall mean the prospectus included as part of the Trust’s Registration Statement, as such prospectus may be amended or supplemented from time to time and currently in effect, and the term “Registration Statement” shall mean the Registration Statement most recently filed from time to time by the Trust with the Securities and Exchange Commission (the “Commission”) and effective under the Securities Act of 1933 Act, as amended (the “Securities Act”), and the Investment Company Act, as such Registration Statement is amended by any amendments thereto at the time in effect.

(c)     Unless otherwise agreed by the parties hereto, BlackRock Advisors, LLC, the Trust’s investment advisor (“BlackRock”), or BNY Mellon Investment Servicing (US) Inc., the Trust’s administrator (the “Administrator”), shall be responsible for reviewing each

Subscription Agreement, if required, to confirm that it has been completed in accordance with the instructions thereto; provided, however, that BlackRock, the Administrator, the Distributor and the Trust may rely on the information provided to it by financial intermediaries concerning their customers. The Trust, BlackRock and/or the Administrator, in its or their sole discretion, may return to the Distributor any Subscription Agreement, if required, that is not completed to its or their satisfaction, and the Trust shall be under no obligation to accept any Subscription Agreement.

(d)    The Distributor acknowledges that Shares are to be offered and sold to investors only on the terms, including with respect to pricing of Shares, subscription dates, handling of investor funds, payment of sales commissions and servicing and other fees and investor eligibility standards, if any, set forth in the Prospectus. The Distributor may reallow a portion of any applicable front-end sales charge to dealers or cause payment (which may exceed the front-end sales charge, if any) of commissions to brokers through which sales are made, as it may determine, and it may pay such amounts to dealers and brokers on sales of shares from its own resources (such dealers and brokers shall collectively include all domestic or foreign institutions eligible to offer and sell the Shares), and in the event the Trust has more than one class of Shares outstanding, then it may impose a front-end sales charge and/or a contingent deferred sales charge (“CDSC”) on Shares of one class that is different from the charges imposed on Shares of the Trust’s other class(es), in each case as set forth in the current Prospectus, provided that such imposition is consistent with the terms of any exemptive relief applicable to the Trust permitting it to issue multiple classes of Shares. To the extent investor eligibility standards shall apply with respect to the Trust, investors eligible to purchase Shares of the Trust shall be those persons so described in the Prospectus provided by the Trust to the Distributor.

(e)     The Trust may suspend or terminate the offering of its Shares at any time as to specific classes of Shares (if such separate classes are established), as to specific jurisdictions or otherwise. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend the solicitation of subscriptions for Shares in accordance with such terms until the Trust notifies the Distributor that such solicitation may be resumed.

(f)     It is acknowledged and agreed that the Distributor is not obligated to sell any specific number of Shares or to purchase any Shares for its own account.

(g)     The Trust, or any agent of the Trust designated in writing by the Trust, shall be advised of indications of interest and purchase orders for Shares received by the Distributor. Any order may be rejected by the Trust. The Distributor (directly or through its financial intermediaries) will confirm orders upon the completion of the offering, issuance of the Shares and payment therefor. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

Section 2.     Agency. In connection with the continuous sale of Shares, and any tender offer for the Shares and repurchase thereof by the Trust, in each case upon the terms set forth in the Prospectus, the Distributor shall act solely as an agent of the Trust and not as principal.

Section 3.     Duties of the Trust.

(a)     The Trust shall take, from time to time, but subject always to any necessary approval of the board of trustees of the Trust (the “Board”) or of its shareholders, all necessary action to fix the number of authorized Shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of Shares as the Distributor reasonably may be expected to sell.

(b)     The Trust will furnish to the Distributor copies of its most recent amendment to its Registration Statement, its most recent Prospectus and all amendments and supplements thereto, and the Subscription Agreement, if any, and other documentation the Distributor may reasonably request for use in connection with the continuous offering of Shares. The Distributor is authorized to furnish to prospective investors only such information concerning the Trust and the offering as may be contained in the Registration Statement, the Prospectus, the Trust’s formation documents, or any other documents (including sales material) approved in writing by the Trust expressly for use with prospective investors.

(c)     The Trust shall furnish to the Distributor copies of all financial statements of the Trust which the Distributor may reasonably request for use in connection with its duties hereunder, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Trust by independent public accountants.

(d)     The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such jurisdictions as the Distributor and the Trust may approve; provided that the Trust shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

(e)     The Trust will furnish, in reasonable quantities upon request by the Distributor, copies of its annual and interim reports.

(f)     The Trust will furnish the Distributor with such other documents as it may reasonably require, from time to time, for the purpose of enabling it to perform its duties as contemplated by this Agreement.

Section 4.     Duties of the Distributor.

(a)     The Distributor shall devote reasonable time and effort to its duties hereunder. The services of the Distributor to the Trust hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations with respect to the Trust hereunder is not impaired thereby.

(b)     In performing its duties hereunder, the Distributor shall use its best efforts in all respects to duly conform with the requirements of all applicable laws relating to the sale of securities. Neither the Distributor nor any financial intermediary having an agreement to offer and sell Shares pursuant to Section 5 hereof nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in its Registration Statement, Prospectus and Statement of Additional Information, if any, and any sales literature specifically approved by the Trust for use with prospective investors.

(c)     The Distributor shall adopt and follow procedures, as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers (as defined below), the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the Financial Industry Regulatory Authority (“FINRA”) applicable to sales of Shares, as such requirements may from time to time exist.

(d)     The Distributor agrees to appoint financial intermediaries to provide distribution services with respect to the Shares (“Distribution Services”) and personal investor services and account maintenance services (“Investor Services”) to shareholders of the Trust that are customers of such financial intermediaries and to assist the financial intermediaries in the provision of such services and for the Distributor to provide such services to shareholders that are its customers. The Distribution Services and Investor Services shall not be inconsistent with the services stated in any 18f-3 plan or 12b-1 plan of the Trust adopted pursuant to the multi-class exemptive relief on which the Trust may be relying at the time.

Distribution Services shall include, but not be limited to: (i) providing information about the Trust; (ii) the development, formulation and implementation of marketing and promotional activities, including direct mail promotions and television, radio, magazine, newspaper, electronic and other mass media advertising; (iii) the preparation, printing and distribution of prospectuses, statements of additional information, and reports (other than prospectuses, statements of additional information or reports used for regulatory purposes or for distribution to existing shareholders); (iv) the preparation, printing and distribution of sales literature, including prospectuses and statements of additional information; (v) expenditures for sales or distribution support services such as for telephone facilities and in-house telemarketing in order to assist investors in subscribing for Shares and selecting dividend and other account options; (vi) preparation of information, analyses and opinions with respect to marketing and promotional activities; (vii) expenses of financial intermediaries in conducting initial and ongoing due diligence with respect to the Trust; (viii) commissions, incentive compensation or other compensation to, and expenses of, account executives or other employees of the Distributor, BlackRock or financial intermediaries, attributable to distribution or sales support activities, as applicable, including interest expenses and other costs associated with financing of such commissions, compensation and expenses; (ix) travel, equipment, printing, delivery and mailing costs, overhead and other office expenses of the Distributor, BlackRock or financial intermediaries, attributable to distribution or sales support activities, as applicable; (x) the costs of administering the Trust’s Distribution and Servicing Plan; (xi) expenses of organizing and conducting sales seminars; and (xii) any other costs and expenses relating to distribution or sales support activities.

Investor Services shall include, but not be limited to: (i) handling inquiries from investors regarding the Trust, including but not limited to questions concerning their investments in the Trust, tender offers and reports and tax information provided by the Trust; (ii) assisting in the enhancement of communications between investors and the Trust; (iii) assisting in the establishment and maintenance of investors’ accounts with the Trust and maintaining related records; (iv) receiving, aggregating and processing purchase and repurchase transactions; (v) assisting in the preparation of reports and transaction statements for investors; (vi) providing sub-accounting services for Shares held beneficially; (vii) forwarding reports of the Trust and other information to investors; (viii) receiving, tabulating and transmitting proxies; (ix) general account administration activities; and (x) providing such other information and investor services as may be reasonably requested by the Trust.

(e)     The Distributor represents and warrants to the Trust that it has all necessary licenses to perform the services contemplated hereunder and will perform such services in compliance with all applicable rules and regulations and it shall obtain adequate assurances from the financial intermediaries with respect to their licensing and performance of services contemplated by this Agreement, including without limitation applicable anti-money laundering laws and regulations of the United States and any jurisdiction in which investors are solicited.

(f)    For so long as this Agreement is in effect, the Distributor shall provide or cause to be provided to the Board, at least quarterly and at such other times as requested by the Board, a written report of the amounts expended pursuant to this Agreement in respect of Distribution Services and Investor Services and the purposes for which those expenditures were made, and such other information relating to this Agreement as may be requested by the Board from time to time.

Section 5.     Agreements with Financial Intermediaries.

(a)     The Distributor shall have the right to enter into agreements with financial intermediaries of its choice for the sale of Shares and the provision of Investor Services; provided that the Distributor shall periodically inform the Trust’s Board of the nature and substance of such agreements and that the Trust shall approve the forms of agreements with such financial intermediaries. Shares sold to financial intermediaries shall be for resale by such financial intermediaries only.

(b)     Within the United States, the Distributor shall offer and sell Shares only to such financial intermediaries who are acting as brokers or dealers who are members in good standing of FINRA and who agree to abide by the Conduct Rules of FINRA.

(c)     The Distributor shall obtain adequate assurance from any financial intermediary which it engages of the compliance by such financial intermediary with applicable federal and state securities laws and the Conduct Rules of FINRA.

Section 6.     Fees.

(a)     The Distributor and the financial intermediaries shall be entitled to charge sales compensation to investors on the purchase price of Shares of the Trust and receive other sales and service compensation from investors in the Trust or from other sources, including without limitation the Trust and affiliates of the Distributor, if, and only to the extent, specified in the Trust’s Prospectus upon the Trust’s acceptance of the investor’s subscription for Shares; provided that the Distributor shall have the authority to adjust or waive such sales compensation and services fees, if any, in particular cases, at its sole discretion, in consultation with the Trust and as generally described in the Prospectus. The Distributor may pay or allow such portion of any sales compensation and service fees to financial intermediaries that sold the Shares as may be agreed to from time to time by the Trust and the Distributor and disclosed in the Trust’s Prospectus.

(b)     The Distributor may pay amounts pursuant to this Section 6 to any affiliated person of the Distributor that sells Shares or provides Investor Services.

Section 7.     Payment of Expenses.

(a)     The Trust shall bear all of its own costs and expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation of its Prospectus, Statement of Additional Information, if any, the preparation and filing of any required registration statements under the Securities Act and/or the Investment Company Act, and all amendments and supplements thereto, and in connection with any fees and expenses incurred with respect to any filings with the FINRA, preparing and mailing annual and interim reports, proxy materials and tender offer materials to shareholders (including but not limited to the expense of setting in type any such Registration Statement, Prospectus, Statement of Additional Information, annual or interim reports, proxy materials or tender offer materials).

(b)     The Trust shall bear any cost and expenses of qualification of Shares for sale under the securities laws of such states or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to this Agreement and the cost and expenses payable to each such state for continuing qualification therein.

(c)     The Distributor shall bear (i) any expenses of advertising incurred by the Distributor in connection with such distribution of the Shares and (ii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

Section 8.     Indemnification.

(a)     The Trust severally shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the Registration Statement, Prospectus or Statement of Additional Information, if any, of the Trust, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Trust, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Trust or its shareholders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim or claims that have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor, or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor, or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of Shares.

(b)     The Trust shall not indemnify any person pursuant to this Section 8 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement (“disabling conduct”) or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the trustees of the Trust who are neither interested persons nor parties to the proceeding, or by independent legal counsel in a written opinion.

(c)     The Distributor shall indemnify and hold harmless the Trust and each of its trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section 8, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the Registration Statement, Prospectus, Statement of Additional Information, if any, or other offering materials, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 8.

Section 9.     Duration and Termination of this Agreement.

(a)     This Agreement shall become effective as of the date first above written and shall continue in effect for successive one-year periods, provided that each such continuance is specifically approved: (i) by the vote of a majority of the trustees who are not interested persons of the Trust (as defined in the Investment Company Act) and who have no direct or indirect financial interest in this Agreement or the investment management agreement of the Trust; and (ii) by the vote of a majority of the entire Board, cast in accordance with the requirements of the Investment Company Act and the rules thereunder or any exemptive or other relief therefrom.

(b)     This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Trust, either by the vote of a majority of the trustees who are not interested persons of the Trust (as defined in the Investment Company Act) and who have no direct or indirect financial interest in this Agreement or the investment management agreement of the Trust or by vote of a majority of the outstanding voting securities of the Trust, or (ii) by the Distributor, in each case on sixty days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment. The provisions of Section 8, 11 and 12 of this Agreement shall survive its termination. In the event this Agreement is terminated by the Trust, the Distributor shall be entitled to be paid any CDSC on the repurchase proceeds of Shares sold prior to the effective date of such termination.

(c)     The terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person,” when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 10.     Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the trustees or by the vote of a majority of the outstanding voting securities of the Trust and (ii) by the vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in accordance with the requirements of the Investment Company Act and the rules thereunder or any exemptive or other relief therefrom.

Section 11.     Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

Section 12.     Proprietary and Confidential Information. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, records and information shall not be subject to the foregoing obligations set forth in this Section 12 if they are required to be disclosed by the Distributor pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided by the Distributor will provide the Trust written notice of such requirement, to the extent such notice is permitted). The provisions of this Section 12 shall survive termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. This Agreement may be executed by the parties hereto in any number of counterparts, all of which shall constitute one and the same instrument.

BLACKROCK HEDGE FUND GUIDED PORTFOLIO SOLUTION

By:
Name:
Title:

BLACKROCK INVESTMENTS, LLC

By:
Name:
Title:

[Signature Page to Distribution Agreement]